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In planning and performing
our audits of the financial
statements of each of the
portfolios
constituting MainStay VP
Funds Trust (as listed in
Appendix 1 and hereafter
referred to
collectively as the Portfolios)
as of and for the periods
ended December 31, 2017, in
accordance with the standards
of the Public Company
Accounting Oversight Board
(United
States), we considered the
Portfolios internal control
over financial reporting,
including
controls over safeguarding
securities, as a basis for
designing our auditing
procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the
requirements of Form N-SAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Portfolios
internal control over financial
reporting.  Accordingly, we do
not
express an opinion on the
effectiveness of the Portfolios
internal control over financial
reporting.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolios internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A portfolios internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio;
(2) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of
financial statements in
accordance with generally
accepted accounting
principles, and that
receipts and expenditures of
the portfolio are being made
only in accordance with
authorizations of
management and trustees of
the portfolio; and (3)  provide
reasonable
assurance regarding
prevention or timely detection
of unauthorized acquisition,
use or
disposition of a portfolios
assets that could have a
material effect on the
financial statements.

Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements.  Also,
projections of any evaluation
of effectiveness to future
periods are subject to the risk
that controls may become
inadequate because of
changes in conditions, or that
the degree of compliance with
the policies or procedures
may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation
of a
control does not allow
management or employees, in
the normal course of
performing their
assigned functions, to prevent
or detect misstatements on a
timely basis.  A material
weakness
is a deficiency, or a
combination of deficiencies, in
internal control over financial
reporting,
such that there is a reasonable
possibility that a material
misstatement of the Portfolios
annual
or interim financial statements
will not be prevented or
detected on a timely basis.








PricewaterhouseCoopers LLP,
PricewaterhouseCoopers Center,
300 Madison Avenue, New York, NY
10017
T: (646) 471 3000, F: (813) 286
6000, www.pwc.com/us















Our consideration of the
Portfolios internal control
over financial reporting was
for the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
over financial reporting that
might be material weaknesses
under standards established
by the Public Company
Accounting Oversight Board
(United States).  However, we
noted no deficiencies in the
Portfolios internal control
over financial reporting and
their
operation, including controls
over safeguarding securities
that we consider to be
material
weaknesses as defined above
as of December 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of MainStay VP
Funds Trust and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone other
than these specified parties.






February 21, 2018









































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Appendix 1
MainStay VP Funds Trust

1.	MainStay VP Absolute Return Multi-Strategy
Portfolio
2.	MainStay VP Balanced Portfolio
3.	MainStay VP Bond Portfolio
4.	MainStay VP Common Stock Portfolio
5.	MainStay VP Conservative Allocation Portfolio
6.	MainStay VP Convertible Portfolio
7.	MainStay VP Cornerstone Growth Portfolio
8.	MainStay VP Cushing Renaissance Advantage
Portfolio
9.	MainStay VP Eagle Small Cap Growth Portfolio
10. MainStay VP Emerging Markets Equity Portfolio
11.	MainStay VP Epoch U.S. Small Cap Portfolio
12.	MainStay VP Floating Rate Portfolio
13.	MainStay VP Government Portfolio
14.	MainStay VP Growth Allocation Portfolio
15.	MainStay VP High Yield Corporate Bond Portfolio
16.	MainStay VP Epoch U.S. Equity Yield Portfolio
(formerly MainStay VP ICAP Select Equity Portfolio)
17.	MainStay VP Indexed Bond Portfolio
(commencement of operations - May 1, 2017)
18.	MainStay VP Income Builder Portfolio
19.	MainStay VP International Equity Portfolio
20. MainStay VP Janus Henderson Balanced Portfolio
(formerly MainStay VP Janus Balanced Portfolio)
21.	MainStay VP Large Cap Growth Portfolio
22. MainStay VP MFS Utilities Portfolio
23. MainStay VP Mid Cap Core Portfolio
24. MainStay VP Moderate Allocation Portfolio
25. MainStay VP Moderate Growth Allocation Portfolio
26. MainStay VP PIMCO Real Return Portfolio
27. MainStay VP S&P 500 Index Portfolio
28. MainStay VP Small Cap Core Portfolio
29. MainStay VP T. Rowe Price Equity Income Portfolio
30. MainStay VP U.S. Government Money Market
Portfolio
31. 	MainStay VP Unconstrained Bond Portfolio
32. MainStay VP VanEck Global Hard Assets Portfolio












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